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                                                                 Exhibit (d)(24)

                            HSBC INVESTOR PORTFOLIOS
                          HSBC INVESTOR VALUE PORTFOLIO
                         FORM OF SUB-ADVISORY AGREEMENT

     AGREEMENT, effective commencing on [ ], 2003, between Institutional Capital Corporation (the "Sub-adviser") and HSBC Asset Management (Americas) Inc. (the "Manager").

     WHEREAS, the Manager has been retained by HSBC Investor Portfolios, a New York master trust Portfolio (the "Trust") registered as an open-end diversified investment management company under the Investment Company Act of 1940, as amended (the "1940 Act"), to provide investment advisory services to HSBC Investor Value Portfolio (the "Portfolio") pursuant to an Investment Advisory Contract and Supplement thereto dated December 31, 1999 and amended and restated March 1, 2001 (the "Advisory Agreement");

     WHEREAS, the Trust's Board of Trustees, including a majority of the Trustees who are not parties to this Agreement or "interested persons," as defined in the 1940 Act, of any party to this Agreement, have approved the appointment of the Sub-adviser to perform certain investment advisory services for the Portfolio pursuant to this Sub-advisory Agreement and the Sub-adviser is willing to perform such services for the Portfolio;

     WHEREAS, the Sub-adviser is registered or exempt from registration as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Manager and the Sub-adviser as follows:

     1. Appointment. The Manager hereby appoints the Sub-adviser to perform advisory services to the Portfolio for the periods and on the terms set forth in this Sub-advisory Agreement. The Sub-adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

     2. Investment Advisory Duties. Subject to the supervision of the Board of Trustees of the Trust and the Manager, the Sub-adviser will, in coordination with the Manager, (a) provide a program of continuous investment management for the Portfolio in accordance with the Portfolio's investment objectives, policies and limitations as stated in the Portfolio's Prospectus and Statement of Additional Information included as part of the Trust's Registration Statement on behalf of the Portfolio filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Sub-adviser by the Manager; (b) make investment decisions for the Portfolio; and
(c) place orders to purchase and sell securities for the Portfolio. In particular, the Sub-adviser will be responsible for the market timing of purchases and sales and for all yield enhancement strategies used in managing the Portfolio.




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     In performing its investment management services to the Portfolio hereunder, the Sub-adviser will provide the Portfolio with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy, with respect, in all cases, to the Portfolio. The Sub-adviser will determine the securities, instruments, repurchase agreements, options and other investments and techniques that the Portfolio will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Portfolio. The Sub-adviser will determine what portion of the Portfolio shall be invested in securities and other assets.

     The Sub-adviser further agrees that, in performing its duties hereunder, it will:

     (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, applicable sections of the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

     (b) manage the Portfolio's investments so that it will qualify, and continue to qualify (except where extraordinary circumstances dictate otherwise), as a regulated investment company under Subchapter M of the Code and regulations issued thereunder, and conduct periodically such Subchapter M compliance reviews as the Manager and Sub-adviser determine appropriate;

     (c) place orders pursuant to its investment determinations for the Portfolio directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Portfolio's Prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

     (d) furnish to the Trust whatever statistical information the Trust may reasonably request with respect to the Portfolio's assets or contemplated investments. In addition, the Sub-adviser will keep the Trust and the Trustees informed of developments materially affecting the Portfolio and shall, on the Sub-adviser's own initiative, furnish to the Trust from time to time whatever information the Sub-adviser believes appropriate for this purpose;

     (e) make available to the Manager and the Trust, promptly upon their request, such copies of its investment records and ledgers with respect to the Portfolio as may be required to assist the Manager and the Trust in their compliance with applicable laws and regulations. The Sub-adviser will furnish the Trustees with such periodic and special reports regarding the Portfolio as they may reasonably request;

     (f) immediately notify the Manager and the Trust in the event that the Sub-adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-adviser from serving as an investment adviser pursuant to this Sub-advisory Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action

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by the SEC or other regulatory authority. Although not responsible for preparation of the Trust's Registration Statement with respect to the Portfolio, the Sub-adviser further agrees to notify the Trust and the Manager immediately of any material fact known to the Sub-adviser respecting or relating to the Sub-adviser that is not contained in the Trust's Registration Statement with respect to the Portfolio, or any amendment or supplement thereto, but that is known to Sub-adviser to be required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

     3. Allocation of Charges and Expenses. Except as otherwise specifically provided in this Section 3, the Sub-adviser shall pay the compensation and expenses of all its directors, partners, officers and employees, if any, who serve as officers and executive employees of the Trust (including the Portfolio's share of payroll taxes), and the Sub-adviser shall make available, without expense to the Portfolio, the service of its directors, partners, officers and employees, if any, who may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

     The Sub-adviser shall not be required to pay any expenses of the Portfolio other than those specifically allocated to the Sub-adviser in this Section 3. In particular, but without limiting the generality of the foregoing, the Sub-adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Trust's employees (if any) as are officers or employees of the Sub-adviser whose services may be involved, for any of the following expenses of the Portfolio: organization and offering expenses of the Portfolio (including out-of-pocket expenses); fees payable to the Manager and to any other Portfolio advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; dues and expenses incurred by or with respect to the Portfolio in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Trust's officers and employees; fees and expenses of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Portfolio; payments for maintaining the Portfolio's financial books and records and calculating the daily net asset value of the Portfolio's shares; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Portfolio; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Portfolio for sale (if any); freight, insurance and other charges in connection with the shipment of the portfolio securities of the Portfolio; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Portfolio, or of entering into other transactions or engaging in any investment practices with respect to the Portfolio; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery; litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Portfolio's business) of officers, trustees and employees of the Trust who are not interested persons of the Sub-adviser; and travel expenses (or an appropriate portion thereof) of officers or trustees of the Trust who are officers, directors or employees of the

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Sub-adviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust or any committees thereof or advisers thereto.

     4. Compensation. As compensation for the services provided and expenses assumed by the Sub-adviser under this Agreement, the Trust will pay the Sub-adviser within 21 calendar days after the end of each calendar quarter an advisory fee computed daily on the basis of the Sub-adviser's Portfolio's average daily net assets allocated to the Sub-adviser at an annual rate of 0.35% of net assets up to $500 million, 0.30% of net assets over $500 million up to $1 billion, and 0.25% of net assets over $1 billion. The "average daily net assets" of the Portfolio shall mean the average of the values placed on the Portfolio's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Portfolio is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Portfolio lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Portfolio shall always be determined pursuant to the applicable provisions of the Trust's Declaration of Trust and Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 4, the value of the net assets of the Portfolio as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Portfolio's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Portfolio has been so suspended for a period including any quarter end when the Sub-adviser's compensation is payable pursuant to this Section, then the Sub-adviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Portfolio as last determined (whether during or prior to such quarter). If the Portfolio determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 4. In the event that this Agreement is terminated pursuant to Section 10 hereof, the Sub-adviser shall be entitled to a pro rata portion of the fee under this Section 4 through and including the date upon which the Agreement is terminated and the Sub-adviser ceases to provide investment advisory services to the Portfolio hereunder.

     5. Books and Records. The Sub-adviser agrees to maintain such books and records with respect to its services to the Portfolio as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Sub-adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Portfolio and will be surrendered promptly to the Portfolio upon its request. The Sub-adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Portfolio are being conducted in accordance with applicable laws and regulations.

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     6. Standard of Care and Limitation of Liability. The Sub-adviser shall exercise its best judgment in rendering the services provided by it under this Sub-advisory Agreement. The Sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the holders of the Portfolio's shares in connection with the matters to which this Sub-advisory Agreement relate, provided that nothing in this Sub-advisory Agreement shall be deemed to protect or purport to protect the Sub-adviser against any liability to the Portfolio or to holders of the Portfolio's shares to which the Sub-adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-adviser's reckless disregard of its obligations and duties under this Sub-advisory Agreement. As used in this Section 6, the term "Sub-adviser" shall include any officers, directors, partners, employees or other affiliates of the Sub-adviser performing services for the Portfolio.

     7. Indemnification.

     (a) Sub-adviser agrees to indemnify and hold harmless, Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of Manager and each person, if any who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") Manager against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which Manager or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of Sub-adviser's responsibilities as Sub-adviser of the Portfolio which (1) may be based upon any wrongful act or omission by Sub-adviser, any of its employees or representatives or any affiliate of or any person acting on behalf of Sub-adviser, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Portfolio or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon written information furnished to Manager, the Portfolio or any affiliated person of the Portfolio by Sub-adviser or any affiliated person of Sub-adviser; provided, however, that in no case is Sub-adviser's indemnity in favor of Manager or any affiliated person or controlling person of Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement..

     (b) Manager agrees to indemnify and hold harmless Sub-adviser, any affiliated person of Sub-adviser and each controlling person of Sub-adviser against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which Sub-adviser or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of Manager's responsibilities as investment manager of the Portfolio which (1) may be based upon any wrongful act or omission by Manager, any of its employees or representatives or any affiliate

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of or any person acting on behalf of Manager or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares of the Portfolio or any Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon written information furnished to Manager or any affiliated person of Manager by Sub-adviser or any affiliated person of Sub-adviser; provided, however, that in no case is the indemnity of Manager in favor of Sub-adviser, or any affiliated person or controlling person of Sub-adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement.

     (c) If any party seeks indemnification under this Agreement (an "indemnified party"), it shall notify the other party (the "indemnifying party") in writing of the assertion of any third party claim or action and shall deliver all copies of materials received in connection with the matter to the indemnifying party. The indemnifying party shall have the right to participate at its own expense in the defense of any such claim or action with counsel of its own choosing satisfactory to the indemnified party, and the indemnified party shall cooperate fully with the indemnifying party in the defense or settlement of any matter that is covered by paragraphs (a) or (b) above, subject to reimbursement by the indemnifying party for expenses incurred by the indemnified party in connection with the indemnifying party's participation in the defense.

     8. Services Not Exclusive. It is understood that the services of the Sub-adviser are not exclusive, and that nothing in this Sub-advisory Agreement shall prevent the Sub-adviser from providing similar services to other individuals, institutions or investment companies (whether or not their investment objectives and policies are similar to those of the Portfolio) or from engaging in other activities, provided such other services and activities do not, during the term of this Sub-advisory Agreement, interfere in a material manner with the Sub-adviser's ability to meet its obligations to the Trust and the Portfolio hereunder. When the Sub-adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-adviser recommends the purchase or sale of the same security for the Portfolio, the Sub-adviser may, but shall not be obligated to, aggregate the orders for securities to be purchased or sold. It is understood that in light of its fiduciary duty to the Portfolio, such transactions will be executed on a basis that is fair and equitable to the Portfolio. In connection with purchases or sales of portfolio securities for the account of the Portfolio, neither the Sub-adviser nor any of its directors, partners, officers or employees shall act as a principal or agent or receive any commission.

     9. Documentation. The Portfolio shall provide the Sub-adviser with the following documents, as soon as they are available:

     (a) the Trust's registration statement relating to the Portfolio, and any amendments thereto;

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     (b) the Declaration of Trust and By-laws (and any amendments thereto) of the Trust;

     (c) resolutions of the Board of Trustees of the Trust authorizing the appointment of Capital Guardian Trust Company to serve as Sub-adviser and approving this Sub-advisory Agreement;

     (d) the Trust's Notification of Registration on Form N-8A; and

     (e) the Portfolio's current Prospectus and Statement of Additional Information, and any supplements thereto.

     10. Duration and Termination. This Sub-advisory Agreement shall continue for an initial term of two years from the date set forth above, and shall thereafter continue in effect only so long as continuance is specifically approved at least annually by the vote of a majority of the Board of Trustees, including a majority of the Trustees who are not parties to this Agreement or "interested persons" of any party to this Agreement, at a meeting called for that purpose, unless sooner terminated as provided herein. Notwithstanding the foregoing, this Sub-advisory Agreement may be terminated: (a) at any time without penalty upon thirty (30) days' written notice to the Sub-adviser by (i) the Portfolio upon the vote of a majority of the Trustees or upon the vote of a majority of the Portfolio's outstanding voting securities, or (ii) the Manager, or (b) by the Sub-adviser upon thirty (30) days' written notice to the Portfolio, provided that the Sub-adviser shall continue to be responsible for managing the assets of the Portfolio for sixty (60) business days after the end of the notice period unless the Portfolio shall agree in writing to shorten the period. Anything to the contrary herein notwithstanding, any termination carried out pursuant to this Section 10(b) shall be without penalty and, further, the compensation schedule set forth in Section 4 hereof shall apply to the service of the Sub-adviser beyond the end of the notice period provided in this Section 10(b). This Sub-advisory Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act) or the assignment or termination of the Advisory Agreement.

     11. Use of Names. It is understood that the names HSBC Investor Portfolios and HSBC Investor Value Portfolio or any derivative thereof or logo associated therewith are the valuable property of Manager and its affiliates. The Sub-adviser agrees that it shall not use any such names (or derivative or logo) without the prior consent of the Manager, which shall not be unreasonably withheld.

     It is understood that the names ICAP and Institutional Capital Corporation or any derivative thereof or logo associated therewith are the valuable property of Sub-adviser and its affiliates. The Trust and the Portfolio have the right to use any such name (or derivative or logo) in offering materials of the Portfolio with the approval of the Sub-adviser and for so long as the Sub-adviser is sub-adviser to the Portfolio. Upon termination of this Agreement, the Portfolio shall forthwith cease to use any such names (or derivative or logo). Sub-adviser agrees that it shall not (and shall not permit the Portfolio to) publish any advertisement, sales literature, notice,

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circular, report or other document making reference to Sub-adviser or any of its officers, directors, affiliates or employees without the consent of Sub-adviser, which shall not be unreasonably withheld.

     12. Amendments. No provision of this Sub-advisory Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Sub-advisory Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Portfolio, and (ii) a majority of the Trustees of the Portfolio, including a majority of Trustees who are not interested persons of any party to this Sub-advisory Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     13. Notices. Any notice or other communication required or permitted to be given hereunder shall be given in writing and mailed, faxed or delivered to the other party at its address as follows:

          If to the Manager:

          HSBC Asset Management (Americas) Inc.
          452 Fifth Avenue
          New York, New York  10018
          Attention: Mr. Sean D. Lawless

          If to the Sub-adviser:

          Institutional Capital Corporation
          225 West Wacker Drive, Suite 2400
          Chicago, IL 60606
          Attention: [    ]

     Any party may specify a different or additional address for notice by sending a written notice to the other at the address above, or at that or those last given hereunder.

     14. Miscellaneous.

     (a) This Sub-advisory Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder. Exclusive original jurisdiction to any claim, action or dispute between the parties arising out of this Agreement shall be solely in state or federal district courts sitting in the State of New York.

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     (b) The captions of this Sub-advisory Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     (c) If any provision of this Sub-advisory Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Sub-advisory Agreement shall not be affected hereby and, to this extent, the provisions of this Sub-advisory Agreement shall be deemed to be severable.

     (d) Nothing herein shall be construed as constituting the Sub-adviser, or any of its directors, officers or employees, an agent of the Manager or the Portfolio, nor the Manager, or any of its directors, officers or employees, an agent of the Sub-adviser.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of [ ], 2003.

                                       INSTITUTIONAL CAPITAL CORPORATION


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:


                                       HSBC ASSET MANAGEMENT (AMERICAS) INC.


                                       By
                                          --------------------------------------
                                          Name: Leslie E. Bains
                                          Title: Senior Executive Vice President

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